                                                                 EXHIBIT m(1)(b)

                                 AMENDMENT NO. 1
               FIFTH AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The Fifth Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 3, 2002, pursuant to Rule 12b-1 of AIM International Funds, Inc., a Maryland corporation, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIFTH AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM INTERNATIONAL FUNDS, INC.
               (CLASS A SHARES, CLASS C SHARES AND CLASS R SHARES)

                               (DISTRIBUTION FEE)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

                                           MINIMUM        MAXIMUM       MAXIMUM
PORTFOLIO                                ASSET BASED      SERVICE      AGGREGATE
CLASS A SHARES                          SALES CHARGE        FEE           FEE
--------------                          ------------      -------      ---------

AIM Asia Pacific Growth Fund                  0.10%         0.25%         0.35%
AIM European Growth Fund                      0.10%         0.25%         0.35%
AIM International Growth Fund                 0.05%         0.25%         0.30%
AIM Global Aggressive Growth Fund             0.25%         0.25%         0.50%
AIM Global Growth Fund                        0.25%         0.25%         0.50%
AIM Global Income Fund                        0.25%         0.25%         0.50%

                                           MAXIMUM        MAXIMUM       MAXIMUM
                                         ASSET BASED      SERVICE      AGGREGATE
CLASS C SHARES                          SALES CHARGE        FEE           FEE
--------------                          ------------      -------      ---------

AIM Asia Pacific Growth Fund                  0.75%         0.25%         1.00%
AIM European Growth Fund                      0.75%         0.25%         1.00%
AIM International Growth Fund                 0.75%         0.25%         1.00%
AIM Global Aggressive Growth Fund             0.75%         0.25%         1.00%
AIM Global Growth Fund                        0.75%         0.25%         1.00%
AIM Global Income Fund                        0.75%         0.25%         1.00%

                                           MAXIMUM        MAXIMUM       MAXIMUM
                                         ASSET BASED      SERVICE      AGGREGATE
CLASS R SHARES                          SALES CHARGE        FEE           FEE
--------------                          ------------      -------      ---------

AIM European Growth Fund                      0.25%         0.25%         0.50%
AIM International Growth Fund                 0.25%         0.25%         0.50%

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* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof)."

         The Distributor will waive part or all of its Distribution Fee as to a Portfolio (or Class thereof) to the extent that the ordinary business expenses of the Portfolio exceed the expense limitation as to the Portfolio (if any) as contained in the Master Investment Advisory Agreement between the Company and A I M Advisors, Inc.

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: July 1, 2002

                                              AIM INTERNATIONAL FUNDS, INC.
                                              (on behalf of its Class A Shares,
                                              Class C Shares and Class R Shares)



Attest: /s/ P. MICHELLE GRACE                  By: /s/ ROBERT H. GRAHAM
        -------------------------------           ------------------------------
             Assistant Secretary                  Robert H. Graham
                                                  President